UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Motorola Announces Record First-Quarter Sales and Earnings

First-Quarter 2005 Financial Highlights

•	Sales up 10 percent: Sales of $8.16 billion, compared to first-quarter 2004 sales of $7.44 billion.

•	Earnings Per Share up 47 percent: Earnings of $.28 per share, versus $.19 per share from continuing operations in the year-ago quarter.

•	Gain of 1.4 percentage points in global mobile device market share: Mobile device shipments of 28.7 million units, representing an estimated market share of 17.1 percent, an increase of 1.4 percentage points versus the year-ago quarter and 1.2 percentage points versus fourth quarter of 2004.

SCHAUMBURG, Ill. – April 20, 2005 – Motorola, Inc. (NYSE: MOT) today reported record sales of $8.16 billion in the first quarter of 2005, an increase of 10 percent from sales of $7.44 billion in the first quarter of 2004, and reported record first-quarter earnings of $.28 per share, versus earnings from continuing operations of $.19 per share in the year-ago quarter. First-quarter 2005 earnings include pre-tax income of $234 million, or $.06 per share, from the sale of an investment. First-quarter 2004 earnings from continuing operations included pre-tax income of $143 million, or $.04 per share, from the sale of an investment and other items highlighted in that release. During the quarter, the company continued to strengthen its balance sheet, generating operating cash flow of $438 million and ending the quarter with a record net cash1 position of $6.0 billion.

“Our strong performance during the first quarter exceeded our guidance,” said Ed Zander, Chairman and CEO. “We continue to see positive responses to Motorola’s innovative products and Seamless Mobility solutions from around the world. As a result, we achieved important market share gains in many of our businesses and in key high-growth geographies. Motorola’s strong quarterly financial performance was evidenced by our 10% sales growth, our 48% growth in earnings from continuing operations and our 17th consecutive quarter of positive operating cash flow.

Furthermore, we see initial operating efficiencies resulting from our new, streamlined organization. We remain committed to further improving our performance in each of our core businesses and continuing to enhance value for our shareholders.”

[1]	A definition of net cash is provided at the end of this release.

Operating Results

Mobile Devices Segment sales in the first quarter of 2005 were $4.4 billion, up 6 percent compared with the year-ago quarter. Operating earnings were $440 million, compared with $406 million in the year-ago quarter. The business delivered record first-quarter unit shipments, sales and operating earnings. Sales, operating earnings and market share were up as a result of “must-have” products that combine innovative style, leading technology and quality.

•	Motorola shipped 28.7 million mobile devices during the first quarter — an increase of 13 percent compared to the same period in 2004.

•	Motorola continues as the strong No. 2 player in the world’s mobile device industry with an estimated 17.1 percent global market share. During the quarter, the company solidified leadership in the Americas by strengthening its No. 1 position in North America and by regaining the No. 1 position in Latin America. In Europe, Motorola Mobile Devices posted a record quarter.

•	The company announced 27 new mobile devices during the quarter, including new “must-haves” for later in 2005 such as SLVR, PEBL and ROKR. By technology, the company announced six new mobile devices for CDMA networks, 17 for GSM, and four for 3G-UMTS/WCDMA. Seven of the new mobile devices announced started shipping during the first quarter. Additional new device announcements are planned for later in 2005.

•	Mobile Devices continued to increase investments in future growth drivers, including R&D for 3G and 4G devices, expanded deployment of the Java+Linux Open Source software platform, and global brand development and marketing.

Networks Segment sales were $1.7 billion, up 15 percent compared with the year-ago quarter, due to strong performance in North America and the EMEA (Europe/Middle East/Africa) region. Operating earnings were $234 million, compared with $116 million in the year-ago quarter.

•	Today, the company announced it received a five-year contract from Verizon to supply optical equipment in support of the deployment of next-generation fiber-to-the-premises (FTTP) networks. Motorola’s FTTP technology will help Verizon deliver advanced services, including innovative broadband, video entertainment and quality voice services to the homes and businesses served by Verizon’s all-fiber network.

•	Strengthened its leadership in Push-to-Talk over Cellular, bringing the total number of such contracts to 27 in 31 countries. The company began the deployment of a contract with Etihad Etisalat Company of Saudi Arabia for GSM network infrastructure including EDGE technology and Push-to-Talk over Cellular.

•	Announced a $150 million expansion contract with KDDI of Japan, the first stage of a broader multi-year plan to provide CDMA2000 1X equipment and services for a nationwide network in the 2GHz band .

•	Momentum continued for Motorola’s SoftSwitch, now contracted by operators in eight countries, with a current overall capacity to support more than 12 million subscribers.

Government and Enterprise Mobility Solutions Segment sales were $1.5 billion, up 4 percent compared with the year-ago quarter. Operating earnings were $167 million, compared with $209 million in the year-ago quarter. The decrease in operating earnings was driven by lower earnings in the automotive electronics business, which was caused by weak industry conditions for North American automotive manufacturers.

In the Government/Public Safety market:

•	Announced new contracts for MOTOBRIDGE™ IP interoperable wireless networks in Kentucky and North Carolina to provide secure interagency communications across jurisdictional and geographical boundaries to deliver true interoperability, critical networks, and mission critical data.

•	Mesh Product Group received orders for mesh-enabled wireless solutions with key customers in the United States, China, Venezuela and Spain. The company introduced the MOTOMESH™ multi-radio broadband solution, among the first multi-radio mesh networks to combine 4.9 GHz licensed mobile broadband radios and unlicensed Wi-Fi radios into a single access point.

In the Enterprise market:

•	Contracted with Baltimore Gas & Electric for a 27-site Harmony (iDEN®) wireless communications system that will support automated meter reading and mobile data, and Deutsche Post (DHL) to provide mobile data terminals enabling a seamless shipping network.

Connected Home Solutions Segment sales were $662 million, up 45 percent compared with the year-ago quarter. Operating earnings were $19 million, compared with $25 million in the year-ago quarter.

•	Signed a multi-year agreement with Comcast valued at more than $1 billion, the largest digital entertainment device purchase agreement in Comcast’s history, and announced an agreement with Comcast to form two joint ventures that will focus on the development and licensing of current and next-generation conditional access technologies.

•	Shipped approximately 1.5 million digital entertainment devices and 2.2 million data modems.

•	Continued global expansion: launched a digital video recorder (DVR) entertainment device at Cablevision Mexico; selected for the end-to-end video solution for

Hungary’s first digital cable system; set to deploy network infrastructure and consumer premise devices for enhanced IP-based services with NET Serviços de Comunicação, the largest cable operator in Brazil.

•	Adelphia Communications selected Motorola’s Broadband Services Router family of products for the deployment of advanced data services.

Second-Quarter 2005 Outlook
The company’s outlook for the second quarter of 2005 is for sales of between $8.3 billion and $8.5 billion. The outlook for earnings per share in the second quarter of 2005 is in the range of $.23 to $.25.

Conference Call and Web-cast
Motorola’s quarterly earnings conference call is scheduled to begin at 4:00 p.m. Central Time (USA), on Wednesday, April 20, 2005. Motorola plans a live web-cast of the conference call over the Internet, featuring both audio and slides. Investors can view the web-cast at www.motorola.com/investor.

Consolidated GAAP Results
A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2005	2004
Net sales	$8,161	$7,441
Gross margin	2,670	2,366
Operating earnings	865	685
Earnings from continuing operations	692	466
Net earnings	692	609
Diluted earnings per common share:
Continuing operations	0.28	0.19
Discontinued operations	—	0.06

	0.28	0.25
Weighted average diluted common shares outstanding	2,487.1	2,451.0

Definition of Net Cash
Net Cash = Cash, Cash Equivalents and Short-Term Investments minus Notes Payable minus Current Portion of Long-Term Debt minus Long-Term Debt.

Business Risks
Statements in this press release that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about expected new product announcements and Motorola’s guidance for second-quarter 2005 sales and earnings. Motorola cautions the reader that the factors below and those on pages 70 through 80 of Motorola’s 2004 Annual Report on Form 10-K and in its other SEC filings could cause Motorola’s actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications, broadband and automotive industries; (2) the company’s ability to continue to increase profitability and market share in its wireless handset business; (3) demand for the company’s products, including products related to new technologies; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) risks related to dependence on certain key manufacturing suppliers; (6) risks related to the company’s high volume of manufacturing and sales in Asia; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (9) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (10) the timing and levels at which design wins become actual orders and sales; (11) the impact of foreign currency fluctuations; (12) the company’s ability to use its deferred tax assets; (13) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (14) the impact of changes in governmental policies, laws or regulations; and (15) the outcome of currently ongoing and future tax matters with the IRS.

About Motorola
Motorola is a Fortune 100 global communications leader that provides seamless mobility products and solutions across broadband, embedded systems and wireless networks. In your home, auto, workplace and all spaces in between, seamless mobility means you can reach the people, things and information you need, anywhere, anytime. Seamless mobility harnesses the power of technology convergence and enables smarter, faster, cost-effective and flexible communication. Motorola had sales of US $31.3 billion in 2004. For more information: www.motorola.com.

# # #

Media Contact:
Jennifer Weyrauch
+1-847-435-5320
Jennifer.Weyrauch@motorola.com

MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2005

Item 2.02. Results of Operations and Financial Condition

      The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

      On April 20, 2005, Motorola, Inc. issued a press release announcing financial results for the quarter ended April 2, 2005. A copy of this release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) The following is filed as an Exhibit to this Report.

Exhibit No.

99.1	Press Release by Motorola, Inc. dated April 20, 2005 announcing financial results for the quarter ended April 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: April 20, 2005	By:	/s/ Steven J. Strobel
Steven J. Strobel Senior Vice President and Corporate Controller